Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-141818 and 333-149498 on Form S-8 of our reports dated March 10, 2010, relating to the financial statements of SenoRx, Inc., and the effectiveness of Senorx, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of SenoRx, Inc. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California March 10, 2010